Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO FINANCING AGREEMENT

THIRD AMENDMENT, dated as of December 11, 2014 to the Amended and Restated Financing Agreement, dated as of November 6, 2013, as amended by the First Amendment to Financing Agreement dated as of June 12, 2014 and as further amended by the Second Amendment to Financing Agreement dated as of September 15, 2014 (as further amended, restated, supplemented, modified or otherwise changed from time to time, the "Financing Agreement"), by and among Motorcar Parts of America, Inc., a New York corporation (the "Borrower"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Cerberus Business Finance, LLC, a Delaware limited liability company ("Cerberus"), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and PNC Bank, National Association ("PNC"), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

WHEREAS, the Borrower, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.                  Defined Terms.  Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2.                   Amendments.

(a)            Existing Definitions.  The definition of "Consolidated EBITDA" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Consolidated EBITDA" means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period:  (i) Consolidated Net Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) the amount of all costs, fees and expenses incurred in connection with (A) the Transactions, (B) the Third Amendment and the Wanxiang Transaction Documents, (C) the Sixth Amendment, (D) the First Amendment and (E) liquidating the Excluded Subsidiaries in an aggregate amount not to exceed $4,500,000 and as approved in writing by the Required Lenders, (vi) severance charges in an aggregate amount not to exceed $100,000 for any Fiscal Year, (vii) the amount of all travel and other administrative costs, fees and expenses (including professional fees) incurred in connection with the management of the Excluded Subsidiaries in an aggregate amount not to exceed $75,000 for any fiscal quarter, (viii) any non-cash expenses incurred in connection with stock options and other equity-based compensation, (ix) non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, (x) standard inventory revaluation write-downs, (xi) non-cash losses on Hedging Agreements, (xii) commissions accrual adjustment, (xiii) losses from the Excluded Subsidiaries, (xiv) any expenses incurred in connection with stock offerings, (xv) for each fiscal quarter specified on Schedule 1.01(E), the expenses set forth on Schedule 1.01(E) in an aggregate amount not to exceed the amount set forth opposite such expenses for such fiscal quarter, (xvi) all Restricted Payments paid in cash during such period, if any, pursuant to clause (F) of the proviso in Section 7.02(h), (xvii) through the fiscal quarter ending September 31, 2014, start-up costs with respect to a specified new product line in an aggregate amount not to exceed $500,000, and (xviii) specified inventory purchases from certain customers in an aggregate amount not to exceed $12,000,000, minus (c) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent included in determining Consolidated Net Income of such Person for such period: (i) non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of Accounts Receivable in the ordinary course of business) for such period, (ii) non-cash gains on Hedging Agreements, and (iii) profits from the Excluded Subsidiaries, all as determined on a consolidated basis."

(b)          Schedule 1.01(B) and Schedule 1.01(C) to Financing Agreement.  Each of Schedule 1.01(B) and Schedule 1.01(C) of the Financing Agreement are hereby replaced in its entirety with a new Schedule 1.01(B) and Schedule 1.01(C), and the Agents shall have received a certificate signed by an Authorized Officer of the Borrower, attaching such schedules.

3.                  Conditions to Effectiveness.  The effectiveness of this Third Amendment is subject to the fulfillment, in a manner satisfactory to the Agents, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agents is hereinafter referred to as the "Third Amendment Effective Date"):

(a)            Representations and Warranties; No Event of Default.  The following statements shall be true and correct:  (i) the representations and warranties contained in this Third Amendment, ARTICLE VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the Third Amendment Effective Date are true and correct on and as of the Third Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Third Amendment becoming effective in accordance with its terms.

(b)           Execution of Amendment.  The Agents and the Lenders shall have executed this Third Amendment and shall have received a counterpart to this Third Amendment, duly executed by each Loan Party.

(c)            Payment of Fees, Etc.  The Borrower shall have paid on or before the Third Amendment Effective Date all fees and invoiced costs and expenses then payable by the Borrower pursuant to the Loan Documents, including, without limitation, Sections 2.06 and 12.04 of the Financing Agreement.

(d)           Delivery of Documents.  The Collateral Agent shall have received on or before the Third Amendment Effective Date such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request and, unless indicated otherwise, dated the Third Amendment Effective Date.

4.                   Representations and Warranties.  Each Loan Party represents and warrants as follows:

(a)            Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Third Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

(b)           Authorization, Etc.  The execution, delivery and performance by each Loan Party of this Third Amendment, and the performance of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents or any applicable Requirement of Law in any material respect or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(c)            Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance of this Third Amendment by the Loan Parties, and the performance of the Financing Agreement, as amended hereby.

(d)           Enforceability of the Third Amendment.  This Third Amendment and the Financing Agreement, as amended hereby, when delivered hereunder, will be a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

(e)            Representations and Warranties; No Event of Default.  The following statements shall be true and correct:  (i) the representations and warranties contained in this Third Amendment, ARTICLE VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the Third Amendment Effective Date are true and correct on and as of the Third Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing on the Third Amendment Effective Date or would result from this Third Amendment becoming effective in accordance with its terms.

5.                   Release.  Each Loan Party hereby acknowledges and agrees that:  (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Financing Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof.  Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Third Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Third Amendment Effective Date directly arising out of, connected with or related to this Third Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

6.                   Reaffirmation and Confirmation.

(a)            The Borrower hereby (i) acknowledges and reaffirms its obligations as set forth in each Loan Document, as amended hereby, (ii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to it set forth in each Loan Document, as amended hereby, which remain in full force and effect, and (iii) confirms, ratifies and reaffirms that the security interest granted to the Collateral Agent, for the benefit of the Agents and the Lenders, pursuant to the Loan Documents, as amended hereby, in all of its right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, with the same force, effect and priority in effect both immediately prior to and after entering into this Third Amendment.

7.                   Miscellaneous.

(a)            Continued Effectiveness of the Financing Agreement and the Other Loan Documents.  Except as otherwise expressly provided herein, the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Third Amendment Effective Date (i) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Third Amendment, and (ii) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Third Amendment.  To the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects.  Except as expressly provided herein, the execution, delivery and effectiveness of this Third Amendment shall not operate as an amendment of any right, power or remedy of the Agents and the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

(b)           Counterparts.  This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Third Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Third Amendment.

(c)           Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

(d)           Costs and Expenses.  The Borrower agrees to pay on demand all fees, costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Third Amendment.

(e)            Third Amendment as Loan Document.  Each Loan Party hereby acknowledges and agrees that this Third Amendment constitutes a "Loan Document" under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Third Amendment, which representation or warranty is (A) subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any respect when made or deemed made, or (B) not subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any material respect when made or deemed made or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Third Amendment.

(f)            Severability.   Any provision of this Third Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g)           Governing Law.  This Third Amendment shall be governed by the laws of the State of New York.

(h)           Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS THIRD AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/	David Lee
Name:		David Lee
Title:		Chief Financial Officer

THIRD AMENDMENT

COLLATERAL AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	President

THIRD AMENDMENT

ADMINISTRATIVE AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Fred Kiehne
	Name:	Fred Kiehne
	Title:	Senior Vice President

THIRD AMENDMENT

LENDERS:

CERBERUS ASRS FUNDING LLC

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	Vice President

CERBERUS AUS LEVERED II LP

By:	CAL II GP LLC
Its:	General Partner

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	Vice President

CERBERUS N-1 FUNDING LLC

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	Vice President

CERBERUS OFFSHORE LEVERED I L.P.

By:	COL I GP Inc.
Its:	General Partner

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	Vice President

CERBERUS ONSHORE LEVERED II LLC

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	Vice President

THIRD AMENDMENT

CERBERUS OFFSHORE LEVERED II LP

By:	COL II GP Inc.
Its:	General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Vice President

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.

By:	Cerberus NJ Credit Opportunities GP, LLC
Its:	General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Vice President

CERBERUS ONSHORE II CLO LLC

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	Vice President

THIRD AMENDMENT

BAWAG P.S.K. Bank für Arbeit und Wirtschaftund Österreichische Postsparkasse Aktiengesellschaft

By:	/s/ Eric Song
Name:	Eric Song

By:	/s/ Hans Twietmeyer
Name:	Hans Twietmeyer

THIRD AMENDMENT